AGREEMENT REGARDING THE JOINT FILING
OF SCHEDULE 13G
     The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13G to which this Agreement is attached as an exhibit, and such Schedule 13G is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: January 24, 2006	PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP

	By:	Primus Venture Partners IV Limited Partnership
	Its:	General Partner

	By:	Primus Venture Partners IV, Inc.
	Its:	General Partner

	By:	/s/ Steven Rothman

	Its:	Secretary and Treasurer

PRIMUS VENTURE PARTNERS IV LIMITED PARTNERSHIP

	By:	Primus Venture Partners IV, Inc.
	Its:	General Partner

	By:	/s/ Steven Rothman

	Its:	Secretary and Treasurer

PRIMUS VENTURE PARTNERS IV, INC.

	By:	/s/ Steven Rothman

	Its:	Secretary and Treasurer